RockTenn

Fiscal 2014 First Quarter Earnings Conference Call Presentation

January 29, 2014


RockTenn
Coated White Top Liner

Cautionary Statement Regarding Forward-Looking Information

Statements in this presentation that do not relate strictly to historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the slide entitled "Key Financial Statistics – FY2014 Outlook" that give guidance for future periods. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and use words in this presentation such as will, estimate, expect, trending, or refer to future time periods. You should not place undue reliance on any forward-looking statements as such statements involve risks, uncertainties, assumptions and other factors that could cause actual results to differ materially, including the following: our ability to achieve benefits from the Smurfit-Stone Acquisition, including, without limitation, synergies, performance improvements and successful implementation of capital projects; expected price realization; expected levels of depreciation and amortization, corporate expenses, interest expense, income tax rates, federal NOLs, Black Liquor and AMT tax credits, pension expense and contributions, capital expenditures, commodity costs, maintenance outages, containerboard inventory builds; the level of demand for our products; economic downtime; our ability to successfully identify and make performance improvements; anticipated returns on our capital investments; possible increases in energy, raw materials, shipping and capital equipment costs; any reduction in the supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; adverse changes in general market and industry conditions and other risks, uncertainties and factors discussed in Item 1A "Risk Factors" and under the caption "Business — Forward-Looking Information" in our 2013 Annual Report on Form 10-K and by similar disclosures in any of our subsequent SEC filings. The information contained herein speaks as of the date hereof and we do not have or undertake any obligation to update such information as future events unfold.

Disclaimer and Use of Non-GAAP Financial Measures and Reconciliations

We may from time to time be in possession of certain information regarding RockTenn that applicable law would not require us to disclose to the public in the ordinary course of business, but would require us to disclose if we were engaged in the purchase or sale of our securities. This presentation shall not be considered to be part of any solicitation of an offer to buy or sell RockTenn securities. This presentation also may not include all of the information regarding RockTenn that you may need to make an investment decision regarding RockTenn securities. Any such investment decision should be made on the basis of the total mix of information regarding RockTenn that is publicly available as of the date of such decision.

We have included financial measures that are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). The non-GAAP financial measures presented are not intended to be a substitute for GAAP financial measures, and any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP and the reconciliations of non-GAAP financial measures to GAAP financial measures included in the Appendix to this presentation.

RockTenn 1Q FY2014 – Summary

- Adjusted earnings per share of $1.66, up 23% over 1Q FY2013 (1)
- $254 million, or $3.46 per share of cash flow available for net debt repayment, dividends, acquisitions / investments, stock purchases and pension in excess of expense (2)
- Stable pricing environment across all of our businesses
- Strong operational and sales execution within the Corrugated Packaging segment
- Completed acquisition of NPG for $60 million
- Repurchased 560,000 shares of RockTenn stock for $53 million

(1) On a GAAP basis, EPS was 1.50 in 1Q FY2014 and $1.18 in 1Q FY2013. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(2) We refer to this as "Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments, Stock Purchases and Pension in Excess of Expense". See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

Key Financial Metrics

$ in millions, except per share data	1Q FY2014		1Q FY2013		% Change
Net Sales	$	2,363	$	2,287	+3%
Adjusted EPS [(1)]	$	1.66	$	1.35	+23%
LTM Credit Agreement EBITDA [(2)]	$	1,525	$	1,201	+27%
Free Cash Flow per share [(3)]	$	3.46	$	2.75	+26%
LTM Free Cash Flow per share [(3)]	$	11.87	$	7.99	+49%
Leverage Ratio [(2)]		1.84x		2.77x	-34%
Shares Repurchased in thousands		560		0	
Cost of Share Repurchases	*$*	*53*	*$*	-	

(1) On a GAAP basis, EPS was $1.50 in 1Q FY2014 and $1.18 in 1Q FY2013. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(2) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(3) We refer to Free Cash Flow as "Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments, Stock Purchases and Pension in Excess of Expense". See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

Adjusted Earnings per Share Bridge (1)



$2.00
$1.50
$1.00
$0.50
$-
$1.35
$0.16
$0.02
$0.07
($0.04)
$0.10
$1.66
1Q FY2013
Corrugated Packaging
Consumer Packaging
Merchandising Displays
Recycling
Taxes & Other Items
1Q FY2014

(1) On a GAAP basis, EPS was 1.50 in 1Q FY2014 and $1.18 in 1Q FY2013. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

Corrugated Packaging Segment Performance

$ in millions, except where noted	1Q FY2014	1Q FY2013
Segment Sales	$ 1,652	$ 1,590
Segment EBITDA (1)	$ 269	$ 245
Segment EBITDA Margins (1)	*16.3%*	*15.4%*
Corrugated Packaging Segment Shipments (k tons) (2)	1,814	1,881
Corrugated Container Shipments (bsf) (3)	18.6	19.2
Maintenance and Economic Downtime (k tons)	250	31

(1) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(2) Includes external and intersegment shipments from our Corrugated mills and box plants and includes bleached linerboard and pulp. Corrugated Container volumes are converted from bsf to tons
(3) Corrugated Container Shipments (bsf) is included in the Corrugated Packaging Segment Shipments on a converted basis

1Q FY2014 vs. 1Q FY2013 Corrugated Packaging EBITDA Bridge (1)


($ in millions)
$400
$350
$300
$250
$200
$150
$100
$50
$0
$245
$119
($17)
($43)
($6)
($22)
($7)
$269
1Q FY2013
Price
Volume
Commodities & Freight
Deferred Outage Cost
Semi-Fixed Cost of Downtime
Labor & SG&A
1Q FY2014

- Corrugated Packaging Segment Sales of $1.65 billion, $62 million higher than 1Q FY2013
  - EBITDA margin of 16.3%, higher than prior year quarter by 90 bps (1)
  - Higher domestic and export market pricing offset by lower volumes across segment
    - Average selling price up $65 / ton over 1Q FY2013
  - Containerboard inventory declined by 12k tons sequentially
  - 250k tons of maintenance and economic downtime
  - Higher commodity costs – primarily recycled fiber, wood, freight and energy costs

(1) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

Consumer Packaging Segment Performance

$ in millions, except where noted	1Q FY2014	1Q FY2013
Segment Sales	$ 472	$ 453
Segment EBITDA [(1)]	$ 80	$ 77
Segment EBITDA Margins [(1)]	*16.9%*	*17.0%*
Consumer Packaging Segment Shipments (k tons) [(2)]	378	369
Converting Shipments (bsf) [(3)]	5.0	4.9

(1) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(2) Includes external and intersegment shipments from our Consumer mills and Consumer Packaging Converting Shipments converted from bsf to tons
(3) Converting Shipments is included in the Consumer Packaging Segment Shipments on a converted basis

1Q FY2014 vs. 1Q FY2013 Consumer Packaging EBITDA Bridge (1)



$100
$75
$50
$25
$0
($ in millions)
$77
$8
$4
($9)
$0
$80
1Q FY2013
Price
Volume
Commodities & Freight
Labor & SG&A
1Q FY2014

- Consumer Packaging Segment sales of $472 million, $19 million higher than 1Q FY2013
- Consumer Packaging Segment EBITDA of $80 million was $3 million more than prior year primarily due to higher pricing and volumes, partially offset by higher commodity costs
  - Higher URB, Folding, Specialty and Pulp volumes; lower CRB and SBS volumes

(1) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

Merchandising Displays Segment Performance

$ in millions, except where noted	1Q FY2014		1Q FY2013	
Segment sales	$	185	$	162
Segment EBITDA (1)	$	22	$	15
Segment EBITDA Margins (1)		*11.9%*		*9.0%*

- Merchandising Displays Segment is now being reported as a separate segment
- Record quarterly Segment Sales of $185 million
  - Strong external promotional environment and new product launches
- Segment EBITDA of $22 million (1)
  - 11.9% segment EBITDA margin, as compared to 9.0% segment EBITDA margin in 1Q FY2013 (1)
- Acquisition of NPG for $60 million
  - Strong retailer relationships strengthens existing business

(1) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

Recycling Segment Performance

$ in millions, except where noted	1Q FY2014	1Q FY2013
Segment sales	$ 100	$ 127
Segment EBITDA [1]	$ 2.9	$ 7.5
Segment EBITDA Margins [1]	*2.9%*	*5.9%*
Recycled Fiber Volumes (millions of tons)	1.6	1.9

- Segment EBITDA of $2.9 million was unfavorably impacted by sequentially lower recycled fiber prices and the related impact on inventory [1]
- 1Q FY2014 volumes declined year-over-year as a result of:
  - Reduced number of collection facilities
    - Have closed 15 recycling facilities through 1Q FY2014 since the Smurfit-Stone acquisition
  - Declines in export volumes; primarily related to weak Chinese demand and Green Fence Policy enforcement
  - Decline in internal mill consumption

(1) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

Key Inputs

	Estimated Annual Quantity		1Q FY2014 Average Index Price	4Q FY2013 Average Index Price	1Q FY2013 Average Index Price	Unit	Estimated Annual Cost ($ in millions)
Wood Fiber (1)	19	million tons	$38	$38	$37	per ton	$710
Recycled Fiber (2)	4	million tons	$109	$116	$92	per ton	$450
Natural Gas (3)	39	bcf	$3.60	$3.58	$3.40	per mmbtu	$140
Fuel Oil (mill use) (4)	9	million gallons	$2.22	$2.24	$2.25	per gallon	$20
Diesel (freight) (5)	62	million gallons	$3.87	$3.91	$4.02	per gallon	$240

The following indices exclude transportation and distribution charges and premiums, as applicable:

(1) Wood Fiber reflects approximate RockTenn price
(2) Recycled Fiber based on RockTenn weighted consumption by regional indices
(3) Natural Gas: NYMEX Henry Hub Futures
(4) Fuel Oil: Platts New York #6 2.2% Cargo
(5) Diesel: EIA U.S. Diesel Fuel Retail Average Price, Industrial Sector

RockTenn's Strong Financial Position

12/31/13 Capitalization ($ in millions)	
Cash	$25
Outstanding Debt (1)	$2,753
Shareholders' Equity	$4,351
Total Capitalization	**$7,104**

Rating Agency	Corporate Credit Rating
S&P	BBB- Positive
Moody's	Baa3 Stable

Floating / Fixed Debt Mix	47% / 53%
Available Liquidity	$1.7 billion
Leverage Ratio (2)	1.84x
LTM Credit Agreement EBITDA (2)	$1.525 billion
Average Interest Rate	3.5%


$ in millions
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$-
$3
$92
$297
$175
$122
$911
$1,457
$350
$400
$350
$350
FY2014
FY2015
FY2016
FY2017
Thereafter
Scheduled Maturities
Credit Facilities
2019 Notes
2020 Notes
2022 Notes
2023 Notes
A/R Securitization
Other

(1) Outstanding Debt is Total Debt of $2,760.1 million adjusted for unamortized bond discounts of $6.6 million
(2) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

Key Financial Statistics – FY2014 Outlook

($ in millions, except percentages)	2Q FY2014		Full Year FY2014	
Depreciation and Amortization:	$	145	$	590
Capital Expenditures:	$	135	$	525-550
Non-Allocated Expenses:	$	16	$	70
Interest Expense:	$	23	$	90-95
Book Tax Rate:	35% - 37%		35% - 37%	
Pension Expense:	$	4	$	14
Share Based Compensation:	$	11	$	42

($ in millions)	As of 12/31/2013	
Federal and Foreign NOLs (estimated)	$	166
State NOLs / Credits (estimated):	$	89
Cellulosic Biofuel/Black Liquor Tax Credits:	$	140
AMT and Other Federal Credits:	$	90

($ in millions, unless stated)	FY2013 Actual		1Q FY2014 Actual		2Q FY2014 Forecast		3Q FY2014 Forecast		4Q FY2014 Forecast		FY2014 Forecast	
Estimated Qualified and Non Qualified Pension Contributions (Cash):	$	189	$	37	$	55	$	109	$	23	$	224
Corrugated/Demopolis Scheduled Maintenance Downtime (thous. tons):		202		93		84		93		-		270
Mill Major Maintenance Outage Amortization Expense:	$	91	$	28	$	25	$	25	$	25	$	103

Appendix

Use of Non-GAAP Financial Measures and Reconciliations

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with GAAP, and discuss the reasons that we believe this information is useful to management and may be useful to investors. These measures may differ from similarly captioned measures of other companies in our industry.

Non-GAAP Measures

Our definitions of Credit Agreement EBITDA and Segment EBITDA may differ from other similarly titled measures at other companies. Credit Agreement EBITDA (as defined) and Segment EBITDA (as defined) are not defined in accordance with GAAP and should not be viewed as alternatives to GAAP measures of operating results or liquidity. RockTenn management believes that net income is the most directly comparable GAAP measure to Credit Agreement EBITDA (as defined) and Segment Income is the most directly comparable GAAP measure to Segment EBITDA (as defined).

Non-GAAP Measures: Credit Agreement EBITDA and Total Funded Debt (as defined)

"Credit Agreement EBITDA" is calculated in accordance with the definition of "EBITDA" contained in the Company's Credit Agreement. Credit Agreement EBITDA is generally defined as Consolidated Net Income plus: consolidated interest expense; consolidated tax expenses; depreciation and amortization expenses; charges and expenses for financing fees and expenses and write-offs of deferred financing fees and expenses, remaining portions of OID on prepayment of indebtedness, premiums due in respect of prepayment of indebtedness, and commitment fees in respect of financing commitments; various charges and expenses related to, or incurred in connection with, the Smurfit-Stone acquisition; costs and expenses relating to the integration of Smurfit-Stone and the achievement of synergies relating to the Smurfit-Stone acquisition; certain run-rate synergies expected to be achieved due to the Smurfit-Stone acquisition; all non-cash charges; all cash charges and expenses for plant and other facility closures and other cash restructuring charges; labor disruption charges; officer payments associated with any permitted acquisitions; "black liquor" expenses; cash charges and expenses incurred in respect of the Chapter 11 bankruptcy proceeding and plan of reorganization of Smurfit-Stone; and all non-recurring cash expenses taken in respect of any multi-employer and defined benefit pension plan obligations that are related to plant and other facilities closures. For additional information on the calculation see our Credit Agreement, dated as of September 27, 2012, filed as Exhibit 10.1 to our Form 8-K, dated September 27, 2012.

"Total Funded Debt" is calculated in accordance with the definition of "Total Funded Debt" contained in the Company's Credit Agreement. Total Funded Debt is generally defined as aggregate debt obligations reflected in our balance sheet, less the hedge adjustments resulting from terminated and existing fair value interest rate derivatives or swaps, if any, plus additional outstanding letters of credit not already reflected in debt, plus debt guarantees.

Non-GAAP Measures: Credit Agreement EBITDA and Total Funded Debt

Our management uses Credit Agreement EBITDA and Total Funded Debt to evaluate compliance with RockTenn's debt covenants and borrowing capacity available under its Credit Agreement. Management also uses Credit Agreement EBITDA as a measure of our Company's core operating performance. Management believes that investors also use these measures to evaluate the Company's compliance with its debt covenants and available borrowing capacity. Management also believes that investors use Credit Agreement EBITDA as a measure of our Company's core operating performance. Borrowing capacity is dependent upon, in addition to other measures, the "Total Funded Debt/EBITDA ratio" or the "Leverage Ratio," which is defined as Total Funded Debt divided by Credit Agreement EBITDA.

Non-GAAP Measures: Net Debt

We have defined the non-GAAP measure "Net Debt" to include the aggregate debt obligations reflected in our balance sheet, less the hedge adjustments resulting from terminated and existing fair value interest rate derivatives or swaps, if any, the balance of our cash and cash equivalents, certain restricted cash (which includes the balance sheet line items restricted cash and restricted cash and marketable debt securities) and certain other investments that we consider to be readily available to satisfy such debt obligations.

Our management uses Net Debt, along with other factors, to evaluate our financial condition. We believe that Net Debt is an appropriate supplemental measure of financial condition and may be useful to investors because it provides a more complete understanding of our financial condition before the impact of our decisions regarding the appropriate use of cash and liquid investments.

Non-GAAP Measures: Adjusted Earnings Per Diluted Share

We also use the non-GAAP measure "adjusted earnings per diluted share", also referred to as "adjusted earnings per share". Management believes this non-GAAP financial measure provide our board of directors, investors, potential investors, securities analysts and others with useful information to evaluate the performance of the Company because it excludes restructuring and other costs, net, the alternative fuel mixture credit and cellulosic biofuel producer credit and other specific items that management believes are not indicative of the ongoing operating results of the business. The Company and the board of directors use this information to evaluate the Company's performance relative to other periods.

Non-GAAP Measures: Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments, Stock Purchases and Pension in Excess of Expense

We also have defined the non-GAAP financial measure Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments, Stock Purchases and Pension in Excess of Expense to be the sum of the repayments of the non-GAAP measure Net Debt and the following cash flow statement line items: Cash dividends paid to shareholders, Cash paid for the purchase of business, net of cash acquired plus Investment in unconsolidated entity, Purchases of common stock and Pension and other postretirement funding (more) less than expense.

Our management uses Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments, Stock Purchases and Pension in Excess of Expense, along with other factors, to evaluate our performance. We believe that this measure is an appropriate supplemental measure of financial performance and may be useful to investors because it provides a measure of cash generated for the benefit of shareholders. It is not intended to be a substitute for GAAP financial measures and should not be used as such.

Net Debt Bridge (1) - 1Q FY2014

in $ Millions, except cash flow per share		
Net Debt Paydown	$	79.5
Dividends		25.8
Pension Contributions in Excess of Expense		35.2
Acquisitions / Investments		60.0
Share Repurchases		53.0
Total	**$**	**253.5**

Free Cash Flow Per Share of $3.46 (2)



($ in millions)
$3,400
$3,000
$2,600
$2,200
$1,800
$2,808
$35
$13
($352)
$101
$26
$60
$53
($15)
$2,729
Net Debt As of 9/30/13
Pension Contributions in Excess of Expense
Cash Restructuring
Cash Generated from Operations
Capital Expenditures
Dividends
Acquisitions/ Investments
Stock Purchases
Other
Net Debt As of 12/31/13

(1) On a GAAP basis, Total Debt was $2.75 billion and $2.84 billion in 1Q FY2014 and 4Q FY2013, respectively. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(2) Free Cash Flow per share of $3.46 is calculated as "Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments, Stock Purchases and Pension in Excess of Expense" of $253.5 million, divided by average diluted shares outstanding of 73.3 million shares. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

Net Debt Bridge [(1)] – LTM 1Q FY2014


($ in millions)
$3,400
$3,000
$2,600
$2,200
$1,800
$3,220
$190
$46
($1,295)
$449
$69
$66
$53
($69)
$2,729
Net Debt As of 12/31/12
Pension Contributions in Excess of Expense
Cash Restructuring
Cash Generated from Operations
Capital Expenditures
Dividends
Acquisitions/ Investments
Stock Purchases
Other (3)
Net Debt As of 12/31/13

in $ Millions, except cash flow per share	
Net Debt Paydown	$ 491.2
Dividends	69.0
Pension Contributions in Excess of Expense	189.5
Acquisitions / Investments	66.4
Share Repurchases	53.0
Total	**$ 869.1**

Free Cash Flow Per Share of $11.87 [(2)]

(1) On a GAAP basis, Total Debt was $2.75 billion and $3.25 billion in 1Q FY2014 and 1Q FY2013, respectively. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(2) Free Cash Flow per share of $11.87 is calculated as "Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments, Stock Purchases and Pension in Excess of Expense" of $869.1 million, divided by average diluted shares outstanding of 73.2 million shares. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(3) Primarily includes approximately $46 million of proceeds from the sale of PP&E and PP&E Insurance Settlement and approximately $12 million of excess tax benefits related to share-based compensation

Segment EBITDA Margins

1Q FY2014

($ in millions, except percentages)

	Corrugated Packaging	Consumer Packaging	Merchandising Display	Recycling	Corporate / Other	Consolidated
Segment Net Sales	$ 1,651.9	$ 472.1	$ 184.6	$ 99.6	$ (45.6)	$ 2,362.6
Segment Income	157.7	57.6	19.3	0.1		234.7
Depreciation & Amortization	111.7	22.1	2.7	2.8	3.9	143.2
EBITDA	$ 269.4	$ 79.7	$ 22.0	$ 2.9		
Segment EBITDA Margins	16.3%	16.9%	11.9%	2.9%		

Segment EBITDA Margins

1Q FY2013

($ in millions, except percentages)

	Corrugated Packaging	Consumer Packaging	Merchandising Display	Recycling	Corporate / Other	Consolidated
Segment Net Sales	$ 1,589.8	$ 452.8	$ 161.9	$ 126.8	$ (44.2)	$ 2,287.1
Segment Income	137.6	54.9	11.8	4.3		208.6
Depreciation & Amortization	107.1	21.9	2.7	3.2	3.2	138.1
EBITDA	$ 244.7	$ 76.8	$ 14.5	$ 7.5		
Segment EBITDA Margins	15.4%	17.0%	9.0%	5.9%		

Adjusted EPS Reconciliation

	1Q FY2014	1Q FY2013
Net income attributable to Rock-Tenn Company Shareholders	**$ 109.7**	**$ 86.0**
Restructuring and other costs [1]	12.2	12.0
Loss on extinguishment of debt	-	0.1
Adjusted net income	**$ 121.9**	**$ 98.1**
Earnings per diluted share	**$ 1.50**	**$ 1.18**
Restructuring and other costs [1]	0.16	0.17
Loss on extinguishment of debt	-	-
Adjusted earnings per diluted share	**$ 1.66**	**$ 1.35**

(1) Restructuring and other costs and operating losses and transition costs due to plant closures

Net Debt Reconciliation

($ in millions)

	December 31, 2013	September 30, 2013	December 31, 2012	September 30, 2012
Current Portion of Debt	$ 3.2	$ 2.9	$ 87.4	$ 261.3
Long-Term Debt Due After One Year	2,750.3	2,841.9	3,163.8	3,151.2
Total Debt	2,753.5	2,844.8	3,251.2	3,412.5
Less: Hedge Adjustments Resulting From Fair Value Interest Rate Derivatives or Swaps	-	-	(0.1)	(0.1)
	2,753.5	2,844.8	3,251.1	3,412.4
Less: Cash and Cash Equivalents	(24.6)	(36.4)	(31.0)	(37.2)
Net Debt	$ 2,728.9	$ 2,808.4	$ 3,220.1	$ 3,375.2

Credit Agreement EBITDA and Leverage Ratio

($ in millions, except ratio)	LTM 1Q FY2014	LTM 1Q FY2013
Consolidated Net Income	$ 756.2	$ 262.3
Interest Expense, net	91.3	104.8
Income Taxes	(14.9)	144.1
Depreciation and Amortization	557.3	539.7
Additional Permitted Charges (1)	134.8	149.9
Credit Agreement EBITDA	$ 1,524.7	$ 1,200.8
Current Portion of Debt	$ 3.2	$ 87.4
Long-Term Debt due after one year	2,750.3	3,163.8
Total Debt	$ 2,753.5	$ 3,251.2
Less: Hedge Adjustments Resulting from Terminated Swaps	-	(0.1)
Plus: Letters of Credit, Guarantees and Other Adjustments	55.9	72.5
Total Funded Debt	$ 2,809.4	$ 3,323.6
Leverage Ratio	1.84x	2.77x

(1) As specified in our Credit Agreement dated September 27, 2012. Excludes the impact of the 2Q FY2013 reversal of previously established tax reserves of $254 million relating to alternative fuel mixture tax credits (AFMC) acquired in the Smurfit-Stone acquisition

Free Cash Flow – 1Q FY2014 and LTM 1QFY2014 (1)

($ in millions)

	1Q FY2014	LTM 1Q FY2014
Net debt repayment (2)	$ 79.5	$ 491.2
Cash dividends paid to shareholders	25.8	69.0
Pension and postretirement funding more than expense	35.2	189.5
Cash paid for the purchase of business, net of cash acquired plus Investment in unconsolidated entity	60.0	66.4
Purchases of Common Stock	53.0	53.0
Free Cash Flow (1)	$ 253.5	$ 869.1
Average diluted shares outstanding	73.3	73.2
Free Cash Flow per Share	$ 3.46	$ 11.87

(1) Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments, Stock Purchases and Pension in Excess of Expense
(2) The difference between Net Debt as reconciled in the Appendix for the appropriate periods

Free Cash Flow – 1Q FY2013 and LTM 1Q 2013 (1)

($ in millions)

	1Q FY2013		LTM 1Q FY2013	
Net debt repayment (2)	$	155.1	$	214.8
Cash dividends paid to shareholders		32.1		74.5
Pension and postretirement funding more than expense		12.8		250.0
Cash paid for the purchase of business, net of cash acquired plus Investment in unconsolidated entity		-		38.2
Purchases of Common Stock		-		-
Free Cash Flow (1)	$	200.0	$	577.5
Average diluted shares outstanding		72.7		72.3
Free Cash Flow per Share	$	2.75	$	7.99

(1) Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments, Stock Purchases and Pension in Excess of Expense
(2) The difference between Net Debt as reconciled in the Appendix for the appropriate periods

RockTenn

Fiscal 2014 First Quarter Earnings Conference Call Presentation

January 29, 2014


RockTenn
Coated White Top Liner